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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35368) pertaining to the 1999 Employee Stock Options for Salary Benefit Plan of Amarillo Biosciences, Inc. of our report dated March 21, 2001, with respect to the consolidated financial statements of Amarillo Biosciences, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2000.

                                                          ERNST & YOUNG LLP


Dallas, Texas
April 9, 2001